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                                  EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of COMPS.COM, Inc. of our report dated February 5, 1999 (except for Note 15, as to which the date is April 12, 1999), with respect to the financial statements and schedule of COMPS.COM, Inc., in its Registration Statement No. 333-72901 on Form S-1, filed with the Securities and Exchange Commission.


                                              Ernst & Young LLP

                                              /s/ Ernst & Young LLP

San Diego, California
May 3, 1999